--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                [Amendment No. ]


Filed by the Registrant    |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e) (2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12
--------------------------------------------------------------------------------
                          CENTERPOINT PROPERTIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------
       (2)    Aggregate number of securities to which transaction applies:

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       (3)    Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)    Proposed maximum aggregate value of transaction:

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       (5)    Total fee paid:

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|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing fee which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

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       (4)    Date Filed:

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



                          CENTERPOINT PROPERTIES TRUST

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CenterPoint Properties Trust (the "Company") will be held at 1808 Swift Road, Oak Brook, Illinois on Thursday, May 20, 1999 at 11:00 a.m., Central Daylight Time, for the following purposes:

         1. to elect ten trustees to serve until the next annual meeting of shareholders or special meeting of shareholders held in place thereof and until their respective successors are elected and have qualified;

         2. to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants of the Company for the year ending December 31, 1999;

         3. to vote on the approval of the First Amendment to the CenterPoint Properties 1993 Amended and Restated Stock Option Plan; and

         4. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Trustees has fixed the close of business on March 22, 1999 as the record date for the determination of common shareholders entitled to vote at the meeting. Only those shareholders whose names appear on record on the books of the Company at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

         You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting of Shareholders and wish to vote in person, your proxy will not be used.

                                            By Order of the Board of Trustees,



                                            Paul S. Fisher
                                            SECRETARY

March 31, 1999
Chicago, Illinois

                          CENTERPOINT PROPERTIES TRUST
                                 1808 SWIFT ROAD
                            OAK BROOK, ILLINOIS 60523

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1999

         This proxy statement is furnished to holders of the Common Shares of Beneficial Interest, par value $.001 per share, of CENTERPOINT PROPERTIES TRUST (hereinafter called the "Company") in connection with the solicitation of proxies by the Board of Trustees of the Company to be used at the Annual Meeting of Shareholders of the Company to be held at 1808 Swift Road, Oak Brook, Illinois on Thursday, May 20, 1999 at 11:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         If the accompanying form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not yet been exercised. The persons named in the accompanying form of proxy will vote such proxy for election to the board of the nominees named below. It is anticipated that this proxy statement and the enclosed proxy will be first mailed to record holders of the Company's Common Shares on or about March 31, 1999.

         The Board of Trustees has fixed the close of business on March 22, 1999 as the record date for the determination of shareholders entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of March 22, 1999, the Company had outstanding 20,087,448 Common Shares of Beneficial Interest, par value $.001 per share.

         Each Common Share is entitled to one vote on each matter presented for ratification. A shareholder who abstains from a vote on any matter by registering an abstention will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on that matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instruction from the beneficial owners, but with respect to one or more other matters does not receive instructions from the beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters.

                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

         Any proposal of a shareholder intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 3, 1999.

                              ELECTION OF TRUSTEES
                                  (PROPOSAL 1)

         At the meeting a Board of Trustees is to be elected. The nominees for election as trustee are Nicholas C. Babson, Martin Barber, Norman R. Bobbins, Alan R. Feld, Paul S. Fisher, John S. Gates, Jr., John J. Kinsella, Michael M. Mullen, Thomas E. Robinson and Robert L. Stovall. Each trustee elected is to hold office until the next annual meeting of shareholders or special meeting of shareholders held in place thereof, and until his successor is elected and qualified. Trustees are elected by a plurality of the votes cast. The Board of Trustees does not contemplate that any nominee will be unable to serve as a trustee for any reason; however, if such inability should occur prior to the meeting, the proxy holders will select another nominee to stand for election in his place and stead. The Board of Trustees recommends that the shareholders vote "FOR" the election of Messrs. Babson, Barber, Bobbins, Feld, Fisher, Gates, Kinsella, Mullen, Robinson and Stovall.

         The Board of Trustees is committed to a policy of having the majority of the members of the Board be persons who are not current or former members of the Company's management. To that end, the Governance and Nominating Committee is currently in the process of recruiting an additional independent trustee for the Board.

         Following is a summary of the name, age and principal occupation or employment for the past five years of each nominee for election as a trustee and each executive officer of the Company.

         NAME                       AGE          POSITION
         ----                       ---          --------
         Martin Barber              54           Chairman of the Board
         Robert L. Stovall          66           Vice Chairman of the Board
         John S. Gates, Jr.         45           President, Chief Executive Officer and Trustee
         Michael M. Mullen          44           Executive Vice President and Chief Operating Officer
         Paul S. Fisher             43           Executive Vice President, Secretary, Chief Financial
                                                 Officer and General Counsel
         Rockford O. Kottka         48           Senior Vice President and Treasurer
         Paul T. Ahern              38           Executive Vice President, Chief Investment Officer and
                                                 Director of Portfolio Operations
         Nicholas C. Babson         52           Independent Trustee
         Norman R Bobins            56           Independent Trustee
         Alan D. Feld               62           Independent Trustee
         John J. Kinsella           70           Independent Trustee
         Thomas E. Robinson         51           Independent Trustee

         MARTIN BARBER. Mr. Barber has been the Chairman of the Board of Trustees of the Company since its formation in 1984. He has been involved in commercial real estate since 1969, when he acquired a substantial interest in Arrowcroft Investments Limited, a commercial property development group, where he served as Managing Director until 1972, when he sold his interest. At that time, he founded Capital and Regional Holdings Limited. In 1978, he formed Capital and Regional Properties plc (which became publicly-traded in the London stock market in 1986) to engage in real estate and related activities in the United Kingdom, and has served as its Chairman since that time. In 1984, together with Mr. Gates, he formed the Company to engage in real estate activities in the United States, and has also served as its

Chairman since that time. In 1996, Mr. Barber was appointed Non-Executive Director of PRICOA Property Investment Management Ltd. ("PRICOA"), a British real estate fund management company which is a wholly owned subsidiary of The Prudential Insurance Company of America and he was named Chairman of the Board of PRICOA in 1999.

         ROBERT L. STOVALL. Mr. Stovall has been a Trustee of the Company since August, 1993 and was appointed Vice Chairman of the Board of Trustees in July, 1997. From August, 1993 to July, 1997, Mr. Stovall was an Executive Vice President and the Chief Operating Officer of the Company. From 1975 until he joined the Company, he served as President and Chief Executive Officer of FCLS Investors Group, Inc. ("FCLS"), a Chicago-based owner and manager of warehouse/industrial real estate which he co-founded in 1987 and the operations of which were consolidated in 1993 with those of the Company. Mr. Stovall began his career as a real estate salesman in 1957 for the Great Southwest Industrial District in Arlington-Grand Prairie, Texas. He joined J.L. Williams and Co. Inc. ("Williams"), a Texas-based industrial developer, in 1961. In 1967, he opened the Chicago branch office of Williams and became Executive Vice President of the firm. In 1978, he formed Four Columns, Ltd. and purchased Williams' Chicago operation and properties. In 1987, Four Columns, Ltd. was merged with Stava Construction Company, another warehouse/industrial development company, and FCLS/Stava Group was formed, where Mr. Stovall served as Chairman until he joined the Company. He is a member of the Board of Directors of Greater North Pulaski Development Corporation, a not-for-profit community development corporation. Mr. Stovall is a 1955 honors graduate of Yale University with a Bachelors of Arts degree in American Studies. Mr. Stovall is a member of the National Association of Industrial and Office Parks. Mr. Stovall is the father-in-law of Mr. Mullen.

         JOHN S. GATES, JR. Mr. Gates has been the President, Chief Executive Officer and a Trustee of the Company since its formation in 1984. From 1977 to 1981, he was a leasing agent and an investment property acquisition specialist with CB Richard Ellis Commercial, a real estate brokerage and acquisition firm. In 1981, he co-founded the Chicago office of Jones Lang Wooton, which advised foreign and domestic institutions on property investment throughout the Midwest. He received his Bachelors degree in Economics from Trinity College (Hartford). Mr. Gates is a trustee of the National Association of Real Estate Investment Trusts and a member of the Young Presidents Organization, Urban Land Institute, National Association of Industrial and Office Parks.

         MICHAEL M. MULLEN. Mr. Mullen has been the Executive Vice President and Chief Operating Officer of the Company since July, 1997 and, from August, 1993 to July, 1997, was the Executive Vice President - Marketing and Acquisitions and Chief Investment and Development Officer of the Company. He was a co- founder of FCLS and served as its Vice President-Sales, with responsibility for leasing, built-to-suit sales and acquisitions since 1987. Mr. Mullen graduated from Loyola University in 1975, with a Bachelor's degree in Finance. He is the son-in-law of Mr. Stovall.

         PAUL S. FISHER. Mr. Fisher has been an Executive Vice President of the Company since August 1993, and the Secretary, Chief Financial Officer and General Counsel of the Company since 1991. Between 1988 and 1991, Mr. Fisher was Vice President, Finance and Acquisitions of Miglin-Beitler, Inc., a Chicago-based office developer. From 1986 to 1988, Mr. Fisher was Vice President, Corporate Finance, at The First National Bank of Chicago. From 1982 through 1985, he was Vice President, Partnership Finance, at VMS Realty, a Chicago-based real estate syndication company. Mr. Fisher graduated from the University of Notre Dame, SUMMA CUM LAUDE, with a Bachelor of Arts degree in Economics and Philosophy in 1977. Mr. Fisher received his Juris Doctorate from the University of Chicago School of Law in 1980. He serves on the board of the Guthrie Institute for Real Estate Studies at the Kellogg School of Management at Northwestern University.

         ROCKFORD O. KOTTKA. Mr. Kottka has been the Senior Vice President and Treasurer of the Company since 1989. From 1978 to 1989, Mr. Kottka served as the Vice President and Controller of Globe Industries, Inc., a Chicago based manufacturer of roofing and automotive acoustical materials. Mr. Kottka graduated from St. Joseph's Calumet College in 1975 with a Bachelor of Science degree in Accountancy. Mr. Kottka is a certified public accountant. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

         PAUL T. AHERN. Mr. Ahern has been Executive Vice President, Chief Investment Officer and Director of Portfolio Operations since February, 1999. From June, 1994 to February, 1999, Mr. Ahern served as Senior Vice President of Investments of the Company. Mr. Ahern started his career as an accountant for Centex Homes Corporation. From June 1985 to June 1990, he was an investment analyst, leasing agent and an investment property specialist with CB Commercial, a real estate brokerage firm. From June 1990 to January 1993, he was an investment property specialist for American Heritage Corporation, a real estate investment firm. Mr. Ahern graduated from Indiana University in 1982 with a bachelor's degree in Accounting. Mr. Ahern is a member of The Society of Industrial and Office Realtors and the National Association of Real Estate Investment Trusts.

         NICHOLAS C. BABSON. Mr. Babson has been an independent trustee of the Company since December 1993, when he was appointed to fill one of four vacancies existing as a result of an increase in the number of trustees from three to seven. Mr. Babson served as Chairman and Chief Executive Officer of Babson Brothers Co. until March, 1999. Mr. Babson also serves as a member of the Board of Directors of Bradner Central Company, a privately-owned, national distributor of paper products, a member of the Board of Directors and Past Chairman of the Equipment Manufacturers Institute and a member of the Board of Trustees of the Farm Foundation and has served as a member and Past Chairman of the National FFA Foundation. Mr. Babson is also a member of the Board and Past President of the Shakespeare Repertory, a Chicago-based theater company. Mr. Babson graduated from the University of the South with a Bachelor of Arts degree in Political Science (1968). He currently serves on the Visiting Committee of the University.

         NORMAN R. BOBINS. In March, 1998, Mr. Bobins was nominated by the Board to fill a vacancy created by an increase in the number of trustees from seven to eight. Mr. Bobins is president and chief executive officer of LaSalle National Bank and LaSalle National Corporation. He is also chairman of LaSalle Bank N.A. and head of Midwest Commercial Banking for ABN AMRO North America, Inc., the parent of LaSalle Banks. LaSalle National Bank is a participating lender in the Company's $250 million unsecured credit facility and is co-lead lender in the $50 million unsecured construction loan facility of Center Point Development Corporation, a subsidiary of the Company. In April 1981, Mr. Bobins joined The Exchange National Bank of Chicago (which was acquired by LaSalle National Corporation in 1990), as a senior executive vice president and chief lending officer. Prior to 1981, Mr. Bobins was senior vice president and held various other commercial lending positions at American National Bank and Trust Company over fourteen years. Mr. Bobins holds directorships with the American-Israel Chamber of Commerce & Industry and the Anti-Defamation League of the B'nai B'rith, which honored him with its Distinguished Service Award in 1982. In June 1995, Mayor Richard Daley named Mr. Bobins to Chicago's School Reform Board of Trustees. Mr. Bobins also serves as a trustee of the Public School Teachers' Pension and Retirement Fund of Chicago and The University of Chicago Hospitals. He is chairman of the board of directors of the Chicago Clearing House Association and a director of the Federal Home Loan Bank of Chicago and RREEF

America REIT II, Inc. and a member of numerous other boards. Mr. Bobins graduated from the University of Wisconsin in 1964 with a bachelor of science degree and received his M.B.A. from The University of Chicago in 1967.

         ALAN D. FELD. Mr. Feld has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Since 1960, Mr. Feld has been associated with the law firm of Akin, Gump, Straus, Hauer & Feld, L.P.P. in Dallas, Texas. He currently serves as a Senior Executive Partner of the firm and sole shareholder of a professional corporation that is a partner of the firm. Mr. Feld graduated from Southern Methodist University with a bachelor of arts degree in 1957. Mr. Feld received his LL.B. degree from the Southern Methodist University in 1960. He has been a member of the Texas State Bar since 1960 and a member of the District of Columbia Bar since 1971. He was a member of the Board of Trustees of Brandeis University from 1986 to 1996. He serves on the Board of Trustees of Clear Channel Communications, Inc., a New York Stock Exchange listed company, and is a Trustee of the AMR AAdvantage Funds (Mutual Funds).

         JOHN J. KINSELLA. Mr. Kinsella has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Since 1987, Mr. Kinsella has served as President of the Kinsella Development Company, Inc., a real estate development company located on the northwest side of Chicago. From 1951 until 1986, Mr. Kinsella was affiliated with the advertising firm of Leo Burnett Company, Inc. as a member of its Board of Directors. At the time of his retirement in 1986, Mr. Kinsella was President, Chief Executive Officer and Chairman of its Board of Directors. Mr. Kinsella graduated from Notre Dame University in 1950. He received his master's degree from De Paul University in Chicago in 1952. Mr. Kinsella has served on the business and civic boards of a variety of institutions, including the American Advertising Association, the Field Museum and the Chicago Central Area Association.

         THOMAS E. ROBINSON. Mr. Robinson has been an independent trustee of the Company since December 1993, when he was appointed to fill a vacancy on the Board of Trustees. Mr. Robinson is currently a Managing Director in the Corporate Finance Real Estate Group of Legg Mason Wood Walker, an investment banking firm headquartered in Baltimore, Maryland, which he joined in June, 1997. Prior to joining that firm, Mr. Robinson was President and Chief Financial Officer of Storage USA, Inc., a REIT headquartered in Columbia, Maryland, engaged in the business of owning and operating self-storage warehouses, which he joined in August 1994. He also serves as a trustee of Tanger Factory Outlet Centers, Inc. Between August 1993 and August 1994, Mr. Robinson was a senior executive of Jerry J. Moore Investments, an owner and operator of community and neighborhood shopping centers located in Texas. Prior to joining Jerry J. Moore Investments, Mr. Robinson served as National Trustee of REIT Advisory Services for the national accounting firm of Coopers & Lybrand from 1989 to 1993. From 1981 to 1989, Mr. Robinson served as vice president and general counsel for the National Association of Real Estate Investment Trusts. Mr. Robinson received his Bachelor's degree from Washington and Lee University, his Master's degree in taxation from Georgetown University Law School, and his Juris Doctorate degree from Suffolk University Law School.

BOARD OF TRUSTEES AND COMMITTEES

         During fiscal year 1998, the Board of Trustees held 11 meetings. Each trustee attended more than 75% of the aggregate of the meetings of the Board of Trustees and the meetings held by Board committees on which he served.

         The Board of Trustees of the Company has standing Asset Allocation, Audit, Compensation and Nominating Committees.

         ASSET ALLOCATION COMMITTEE. The Asset Allocation Committee is comprised of three trustees, Messrs. Babson, Kinsella and Stovall, two of whom are independent trustees. The Asset Allocation Committee is authorized to review investment and disposition recommendations of management, make investment decisions for investments under $10 million and to make recommendations to the Board of Trustees for other investments. The Asset Allocation Committee held 11 meetings during 1998.

         AUDIT COMMITTEE. The Audit Committee is comprised of three trustees, Messrs. Robinson, Bobins and Kinsella, all of whom are independent trustees. The Audit Committee is authorized to review management's accounting and control practices and compliance with prevailing financial reporting standards, to make recommendations to the Board of Trustees regarding financial reporting policy, and to oversee the Company's annual audit. The Audit Committee held 2 meetings during 1998.

         COMPENSATION COMMITTEE. The Compensation Committee is comprised of three trustees, Messrs. Feld, Babson and Gates, two of whom are independent trustees. The Compensation Committee exercises all powers of the Board of Trustees in connection with the compensation of executive officers, including incentive compensation and benefit plans. The independent trustees on the Compensation Committee, Messrs. Babson and Feld, also serve as the Company's Stock Option Committee and, as such, are empowered to grant stock options in accordance with the Company's Stock Option Plan to the trustees, management and other employees of the Company. The Compensation Committee held 3 meetings during 1998.

         GOVERNANCE AND NOMINATING COMMITTEE. The Governance and Nominating Committee is comprised of three trustees, Messrs. Barber, Feld and Robinson all of whom are independent trustees. The Nominating and Governance Committee is authorized to review the Company's governance practices, including the size and composition of the Board of Trustees and to make recommendations to the Board of Trustees concerning nominees for election as trustees. The Nominating and Governance Committee held 2 meetings during 1998.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's trustees and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, trustees and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, except as set forth below, all
Section 16(a) filing requirements applicable to its officers, trustees and greater than ten-percent beneficial owners were complied with during the fiscal year ended December 31, 1998.

         John Kinsella, a trustee of the Company, filed a Form 4, reporting a purchase of Common Shares, after the date prescribed under Section 16(a) of the Securities Exchange Act of 1934, as amended, and Norman Bobins, a trustee of the Company, filed a Form 3, reporting his initial ownership of Common Shares, after the date prescribed under Section 16(a) of the Securities Exchange Act of 1934, as amended.


                    RATIFICATION OF SELECTION OF ACCOUNTANTS
                                  (PROPOSAL 2)

         The Board of Trustees of the Company has selected PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1999. The appointment of auditors is approved annually by the Board of Trustees and is subsequently submitted to the shareholders for ratification. A representative of PricewaterhouseCoopers LLP will be at the meeting to answer questions concerning the Company's financial statements and will have an opportunity to make a statement if he or she chooses to do so.

         The Board of Trustees recommends that shareholders ratify the appointment of Pricewaterhouse Coopers LLC as independent public accountant, and unless specified to the contrary, unrevoked proxies will be voted to ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants of the Company.


                         APPROVAL OF FIRST AMENDMENT TO
       CENTERPOINT PROPERTIES 1993 AMENDED AND RESTATED STOCK OPTION PLAN
                                  (PROPOSAL 3)

SUMMARY OF AMENDMENT

         The Company's 1993 Amended and Restated Stock Option Plan (the "Plan") provides incentives to trustees, executive officers and employees of the Company. The Board of Trustees has adopted an amendment to the Plan, attached hereto as Exhibit A (the "First Amendment"), and is recommending the First Amendment to the shareholders for approval.

         Under the First Amendment, the annual formula option grant to each independent trustee, other than the Chairman and the Vice Chairman, will increase to 5,000 shares from 3,000 shares, and the annual formula option grant for the Chairman and Vice Chairman will increase to 6,500 shares from 3,000 shares. The Board of Trustees has adopted the First Amendment to provide independent trustees with additional performance based incentives which will increase their personal interest in the growth and progress of the Company.

VOTE REQUIRED

         The First Amendment is being submitted to the shareholders pursuant to the requirements of the Plan. Under the Company's By-laws, the affirmative vote of the holders of a majority of the voting power present or represented at the annual meeting is required for approval of the First Amendment.

Accordingly, the Board of Trustees unanimously recommends that the shareholders vote for the approval of the first amendment to the 1993 Amended and Restated Stock Option Plan.


            SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information as of March 1, 1999 with respect to the beneficial ownership of the Common Shares of the Company by (1) each person who is known by the Company to own beneficially more than 5% of its Shares, (2) each trustee of the Company, (3) the Company's Chief Executive Officer and four other executive officers and (4) the Company's trustees and executive officers as a group.


                                                                          SHARES BENEFICIALLY OWNED
                                                                          -------------------------
                                                               AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP (1)             PERCENT OF CLASS
------------------------------------                         ------------------------             ----------------


FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109                                        1,657,420(2)                        8.3%

Capital and Regional Properties plc
22 Grosvenor Gardens
London, England SW1W 0DH                                             1,008,478                         5.0%

Martin Barber
(Trustee and Chairman)
22 Grosvenor Gardens
London, England SW1W 0DH                                             90,819(3)                          *

John S. Gates, Jr.
(Trustee, President and Chief
 Executive Officer)
1808 Swift Road
Oak Brook, Illinois 60523                                           567,903(4)                         2.8%

Robert L. Stovall
(Trustee and Vice Chairman)
1808 Swift Road
Oak Brook, Illinois 60523                                           123,356(5)                          *

Nicholas C. Babson
(Trustee)
1880 Country Farm Drive
Naperville, Illinois 60563                                           20,174(6)                          *


Norman R. Bobbins
(Trustee)
LaSalle National Bank
135 South LaSalle Stree
Chicago, Illinois 60603                                              288                                *

Alan D. Feld
(Trustee)
1700 Pacific Avenue
Suite 4100
Dallas, Texas 75201                                                   21,174(7)                         *

John J. Kinsella
(Trustee)
1550 N. State Parkway
Chicago, Illinois 60610                                               21,403(7)                         *

Thomas E. Robinson
(Trustee)
Legg Mason Wood Walker
100 Light Street
34th Floor
Baltimore, Maryland 21202                                             20,236(7)                         *

Michael M. Mullen
(Executive Vice President and
 Chief Operating Officer)
1808 Swift Road
Oak Brook, Illinois  60523                                          147,117(8)                          *

Paul S. Fisher
(Executive Vice President,
 Secretary, Chief Financial Officer
 and General Counsel)
1808 Swift Road
Oak Brook, Illinois 60523                                           118,921(9)                          *

Rockford O. Kottka
(Senior Vice President and Treasurer)
1808 Swift Road
Oak Brook, Illinois 60523                                           37,951(10)                          *

Paul T. Ahern
Executive Vice President,
Chief Investment Officer and Director
of Portfolio Operations
1808 Swift Road
Oak Brook, Illinois 60523                                           13,402 (11)                         *

All trustees and executive
officers as a group


(12 persons)                                                        1,182,744                           5.9%

-----------------------

*        Less than one percent

(1) Beneficial ownership is the direct ownership of Common Stock of the Company including the right to control the vote or investment of or acquire such Common Stock (for example, through the exercise of stock options or pursuant to trust agreements) within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934. The shares owned by each person or by the group and the shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3.

(2) As reported on a Schedule 13G filed by FMR Corp. on February 1, 1999, FMR Corp. has sole voting power with respect to 615,900 Common Shares and has sole dispositive power with respect to all of the 1,657,420 Common Shares.

(3) Includes options to purchase 88,100 Common Shares under the Company's Stock Option Plan exercisable within 60 days. Excludes the shares owned by Capital and Regional Properties plc, of which Mr. Barber is Chairman. Mr. Barber disclaims beneficial ownership of such shares.

(4) Includes options to purchase 184,611 Common Shares under the Company's Stock Option Plan exercisable within 60 days and 540 shares owned by an IRA for the benefit of John S. Gates, Jr. Also includes 30,000 Common Shares owned by the Gates Charitable Trust, under which Mr. Gates acts as trustee and exercises voting power with respect to such Common Shares. Mr. Gates disclaims beneficial ownership of 185 shares owned by an IRA for the benefit of his wife.

(5) Includes options to purchase 13,500 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(6) Includes options to purchase 18,000 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(7) Includes options to purchase 18,600 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(8) Includes options to purchase 97,914 Common Shares under the Company's Stock Option Plan exercisable within 60 days and 2,000 shares owned by his wife.

(9) Includes options to purchase 97,914 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(10) Includes options to purchase 20,214 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

(11) Includes options to purchase 13,402 Common Shares under the Company's Stock Option Plan exercisable within 60 days.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning compensation awarded to the Company's Chief Executive Officer and five other executive officers for the years ended December 31, 1998, December 31, 1997 and December 31, 1996.



                                                  Annual                                       Long Term
                                               Compensation                                   Compensation
                                  ------------------------------------------------ ---------------------------
                                                                                     Restricted     Securities
       Name and                                                   Other Annual         Stock        Underlying     All Other
  Principal Position      Year    Salary ($)(1)    Bonus($)    Compensation ($)(2) Award(s)($)(3)   Options(#)  Compensation($)
  ------------------      ----    -------------    --------    ------------------- --------------   ----------  ---------------
John S. Gates, Jr.,       1998       244,800        150,000            -0-              -0-           81,480     5,000(12)
Chief Executive           1997       228,160        127,485            -0-          151,421(4)        52,878     4,750(12)
Officer                   1996       213,470         95,472            -0-           71,213(5)        34,817     5,086(11)(12)

Michael M. Mullen,        1998       204,000        115,000            -0-              -0-           81,480     5,000(12)
Executive Vice-President  1997       187,500         90,650            -0-           52,511(6)        14,778     4,750(12)
and Chief Operating       1996       163,310        112,050         22,222              -0-            8,674     4,750(12)
Officer
Paul S. Fisher,           1998       204,000        106,800            -0-              -0-           81,480     5,000(12)
Executive Vice-           1997       187,500         86,275            -0-           52,511(7)        14,778     4,750(12)
President, Secretary,     1996       163,310         68,400            -0-           45,000(8)         8,674     4,750(12)
Chief Financial Officer
and General Counsel

Rockford O. Kottka,       1998       132,600         68,120            -0-                    -0-     16,296       5,000(12)
Senior Vice-President     1997       120,000         51,627            -0-              21,987(9)      6,984      4,750(12
and Treasurer             1996       105,270         38,000            -0-             16,875(10)      4,348     4,200(12)

Paul Ahern                1998       162,500         60,250            -0-              -0-           38.024        -0-
Executive Vice President, 1997       107,500         20,250            -0-              -0-            7,114        -0-
Chief Investment Officer  1996        85,000         19,440            -0-              -0-            2,287        -0-
and Director of Portfolio
Operations


--------------------

(1) Includes amounts deferred at the election of the named executive officer under the Company's 401(k) Plan.

(2) Includes payments to certain executive officers to fund tax liabilities arising from the sale of properties to the Company.

(3) Restricted shares awarded under the Company's Restricted Stock Incentive Plan will vest eight years from the date of the grant; however, restricted shares awarded under the plan may vest earlier as follows: (i) if total shareholder return averaged over a consecutive sixty day trading period commencing no earlier than two years from the date of the grant is greater than a target established by the Compensation Committee at the time of the respective award, all of the restricted shares awarded for such year will vest; (ii) upon the death, disability or retirement of a participant, the number of vested shares will be determined by dividing the number of months which have elapsed from the date of such award by 96; or (iii) in the event of a change of control of the Company, all of the restricted shares previously awarded will vest. Dividends are paid on the restricted shares to the same extent as on any other Common Shares.

(4) Represents 4,807 restricted Common Shares having a market value of $162,537 based upon a closing price of $33-13/16 for the Company's Common Shares as reported on the New York Stock Exchange on December 31, 1998.

(5) Represents 3,165 restricted Common Shares having a market value of $107,017 based upon a closing price of $33-13/16 for the Company's Common Shares as reported on the New York Stock Exchange on December 31, 1998. All 3,165 Common Shares vested as of March 12, 1998 as a result of accelerated vesting upon the Company's attaining the target established by the Compensation Committee.

(6) Represents 1,667 restricted Common Shares having a market value of $56,365 based upon a closing price of $33-13/16 for the Company's Common Shares as reported on the New York Stock Exchange on December 31, 1998.

(7) Represents 1,667 restricted Common Shares having a market value of $56,365 based upon a closing price of $33-13/16 for the Company's Common Shares as reported on the New York Stock Exchange on December 31, 1998.

(8) Represents 2,000 restricted Common Shares having a market value of $67,625 based upon a closing price of $33-13/16 for the Company's Common Shares as reported on the New York Stock Exchange on December 31, 1998. All 2,000 Common Shares vested as of March 12, 1998 as a result of accelerated vesting upon the Company's attaining the target established by the Compensation Committee.

(9) Represents 698 restricted Common Shares having a market value of $23,601 based upon a closing price of $33-13/16 for the Company's Common Shares as reported on the New York Stock Exchange on December 31, 1998.

(10) Represents 750 restricted Common Shares having a market value of $25,359 based upon a closing price of $33-13/16 for the Company's Common Shares as reported on the New York Stock Exchange on December 31, 1998. All 750 Common Shares vested as of March 12, 1998 as a result of accelerated vesting upon the Company's attaining the target established by the Compensation Committee.

(11) Represents insurance premiums paid by the Company for term life insurance on Mr. Gates' life, the proceeds of which are payable to his designated beneficiary.

(12)     Represents Company's matching contribution to 401(k) Plan.

         OPTION TABLES

         The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option grants during the last fiscal year and potential realizable values for such option grants for the term of the options.


                               OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1998

                                                                                     Potential Realizable Value at
                                                                                        Assumed Annual Rates of
                                                                                     Stock Price Appreciation for
                                 Individual Grants                                            Option Term
----------------------------------------------------------------------------------- ----------------------------------
                                           Percent of
                                          Total Options
                           Number of       Granted to
                          Securities      Employees in
                          Underlying     the Year Ended    Exercise of
                            Options       December 31,      Base Price     Expiration
         Name             Granted (#)         1998            ($/Sh)          Date            5% ($)          10% ($)
----------------------------------------------------------------------------------------------------------------------

John S. Gates, Jr.          81,480             16%           $33.875         2/24/08         1,735,834       4,398,944

Michael M. Mullen           81,480             16%           $33.875         2/24/08         1,735,834       4,398,944

Paul S. Fisher              81,480             16%           $33.875         2/24/08         1,735,834       4,398,944

Rockford O. Kottka          16,296             3%            $33.875         2/24/08          347,167         879,789

Paul Ahern                  38,024             7%            $33.875         2/24/08          810,056        2,052,841

--------------------

         The following table sets forth, for the Company's Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, information with respect to option exercises during the last fiscal year and option values at the end of the last fiscal year.


       AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1998
                       OPTION VALUES AT DECEMBER 31, 1998


                                                                                    Number of
                                                                                   securities           Value of unexercised
                                                                                   underlying           in-the-money options
                                                                                   unexercised         at fiscal year end (4)
                                                                                options at fiscal                ($)
                                                                                year end (2) (#)
                                                                               -------------------     -----------------------
                               Shares Acquired            Value Realized          Exercisable/              Exercisable/
                               on Exercise (#)                (1)($)            unexercisable (3)         unexercisable (3)
                              ------------------        ------------------     -------------------     -----------------------

John S. Gates, Jr.                   -0-                       -0-             143,638 / 158,949       $2,009,276 / 2,542,664

Michael M. Mullen                    -0-                       -0-             75,352 / 101,638        1,112,850 / 1,239,073


Paul S. Fisher                       -0-                       -0-             75,352 / 101,638        1,112,850 / 1,239,073

Rockford O. Kottka                  17,000                   $278,375          13,970 / 39,898         188,816 / 250,783

Paul Ahern                           -0-                       -0-             3,522 / 45,877          30,591/ 68,199

--------------------

(1) Based on the difference between an exercise price of $18.25 per share, as the case may be, and the closing price of the Common Shares as reported on the New York Stock Exchange on the date of exercise (August 14, 1998) which was $34- 5/8.

(2)      All options are for Common Shares.

(3) The first number appearing in the column refers to exercisable options, and the second number refers to unexercisable options. Options granted under the 1993 Stock Option Plan as amended become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

(4) Based on the difference between an exercise price of $18.25, $19.50, $22.50 or $31.50 per share, as the case may be, and the closing price of the Common Shares on December 31, 1998 of $33-13/16 per share as reported on the New York Stock Exchange.

COMPENSATION OF TRUSTEES

         Each independent trustee, i.e. a trustee who is not an employee of the Company, is entitled to receive an annual fee of $20,000, at least 50% of which is payable in cash and the remainder in Common Shares, and independent trustees may elect to receive up to 100% of the annual fee in Common Shares, under the Company's 1995 Director Stock Plan, as amended. The Company also pays its independent trustees a fee of $1,000 for attendance at each meeting of the Board and $500 for participation in telephonic meetings, and the Company reimburses independent trustees for travel expenses incurred in connection with their activities on behalf of the Company. Under the 1995 Director Stock Plan, as amended, each independent trustee was awarded 288 Common Shares on May 15, 1998, except Martin Barber and John Kinsella, who were each awarded 576 Common Shares in lieu of the cash portion of their annual retainer fee at their election. Trustees who are employees of the Company are not paid any trustees' fees.

         Independent trustees are eligible for the grant of options under the Company's 1993 Amended and Restated Stock Option Plan (the "Stock Option Plan"). Under the Stock Option Plan, each independent trustee was granted options on May 15, 1998 to acquire 3,000 Common Shares at $34.375 per share, expiring on May 15, 2008. Under the Stock Option Plan, options become exercisable at the rate of 20% per year and are fully exercisable five years after the date of the grant. Upon a change of control, all unvested options become exercisable.

         In addition to the options granted under the Stock Option Plan, on May 15, 1998 each independent trustee was awarded a special fully-vested option to acquire 12,000 Common Shares (13,500 Common Shares in the case of Mr. Barber and Mr. Stovall) at an exercise price of $34.375, expiring on May 15, 2008.

EMPLOYMENT CONTRACTS

         The Company's executive officers have entered into employment agreements with the Company. Such agreements have an original term of five years (expiring February 22, 2004), subject to earlier termination, with or without "cause" by the Company. If the termination is within 24 months after a "change in control" and is by the Company and without cause or is by the executive for "good reason" (which includes a material adverse change in the executive's duties, relocation of executive by the Company by more than 35 miles and reduction of his compensation or benefits), the executive is entitled to receive three times his then base salary (or if greater at the time of such change in control), three times his prior year's cash bonus, outplacement services, 36 months of continued health coverage and a further payment to gross up any taxes owed by him as a result of excise taxes on such severance benefits. If termination is prior to a change in control and by the Company without cause or because of disability, the executive will receive one year's salary continuation and a prorated bonus based on the prior year's bonus and all of his unvested stock options and restricted stock will vest. The agreements with the executive officers: (i) require that substantially all of their time and effort be for the benefit of the Company (all such executive officers are employed exclusively by the Company), (ii) set forth their minimum salaries and initial target cash bonus and (iii) provide for their participation in a discretionary cash bonus plan. In connection with the execution of the employment agreements, each such executive entered into a non-competition and non-solicitation agreement with the Company pursuant to he agreed not to compete with the Company or solicit or hire any employee of the Company for a period of two years following such executive's termination from the Company. The current base salaries of the executives are as follows: Mr. Gates -- $280,000; Mr. Mullen -- $250,000; Mr. Fisher -- $250,000;
Mr. Kottka -- $135,200; and Mr. Ahern -- $200,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee during fiscal year 1998 included Nicholas C. Babson, Alan D. Feld and John S. Gates, Jr. Mr. Feld is the Chairman of the Committee. Mr. Gates is employed by the Company as its President and Chief Executive Officer.

         During fiscal 1998, no executive officer of the Company served on the board of trustees or compensation committee (or other board committee performing equivalent functions) of any other entity any of whose executive officers served as a trustee of the Company or member of the Company's Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

MISSION OF THE COMPENSATION COMMITTEE

         The Board of Trustees has delegated to the Compensation Committee strategic and administrative responsibility for the Company's management compensation strategy and incentive compensation plan(s). The Committee's basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated fairly and effectively in a manner consistent with the Company's stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.

PAY-FOR-PERFORMANCE PLAN

         In July 1994, based on the report of an independent consultant, Towers Perrin Foster, and the recommendations of the Compensation Committee, the Company's Board of Trustees approved a pay-for-performance compensation plan (the "Plan"). The Plan is designed to provide competitive compensation levels within the Company's industry and incentive pay that varies based on corporate, departmental or profit center and individual performance. To achieve this objective, the Plan contemplates that the Company generally will maintain base salary levels for its employees at or about the median compensation level for persons holding similar positions within the industry, based on information drawn from compensation surveys and compensation consultants, but that employees will have an opportunity to receive a total compensation package significantly greater than the median based upon their contribution to the Company's attainment of its growth objectives. For certain senior management employees, the Plan contemplates that base salary levels will generally be somewhat below the median, to further emphasize pay for performance through incentives. The Plan includes three elements: a salary management system, an annual incentive plan and a long term incentive plan.

         In October, 1997, the Board of Trustees engaged FPL Associates ("FPL"), an affiliate of Ferguson Partners and a leading independent compensation consulting firm in the real estate industry, to provide recommendations regarding modifications to the Plan. The Board of Trustees adopted certain the recommendations of FPL to modify the long-term incentive plan, as set forth below.

         SALARY MANAGEMENT SYSTEM. Under the Plan, the Company has established a salary structure by individual position within a range of plus or minus 25% of the median marketplace rate for that position. Annual salary rates for specific individuals will vary within the range for such position based on such individual's experience and qualifications. The Board of Trustees, based on the recommendations of the Compensation Committee, establishes a budget for aggregate merit increases each year based on marketplace practices, the Company's ability to pay and the attainment of the Company's overall objectives. Individual merit increases generally are expected to range from 0% to 10% of salary, and merit increases in the aggregate generally are not expected to exceed 5%. Annual merit increases are based on individual performance levels gauged by performance appraisals conducted every six months.

         Salary adjustments are made as of July 1 each year, effective for the following 12 months. The average increase in executive salaries effective as of July 1, 1998 was approximately 6.1%, including certain increases attributable to promotions. Based on the compensation review performed by FPL, executive salaries, after giving effect to these adjustments, remain slightly below the industry median (91%).

         ANNUAL INCENTIVE PLAN. The annual incentive plan is performance-driven, provides cash awards based on the success of the Company in any fiscal year and provides motivation to accomplish objectives that are critical to the Company's success. No awards will be made for any fiscal year unless the Company achieves a threshold level of funds from operations ("FFO") for that year. The Company will annually establish threshold, target and maximum award opportunities for each position, based on satisfaction of certain criteria. The target award opportunities will generally be established consistent with median rates for comparable positions. Cash awards are declared and paid following completion of the Company's annual audit in the first quarter of each year, based on performance during the prior year.

         The criteria and the relative weights assigned to the criteria vary depending on an employee's position. For the Company's Chief Executive Officer,
(i) a 60% weighting factor is assigned to the Company's overall corporate performance determined by reference to FFO per share, success of the Company's processes and systems implementation and the overall results of a tenant satisfaction survey conducted by CEL & Associates, a leading surveyor of tenant satisfaction for the real estate industry, under the supervision of the Compensation Committee, and (ii) a 40% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive officers with departmental functions, (i) a 50% weighting factor is assigned to the Company's overall corporate performance determined by reference to the same measures as described above, (ii) a 30% weighting factor is assigned to qualitative departmental performance, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For executive employees in charge of property management for particular regions, (i) a 40% weighting factor is assigned to overall corporate performance based on the same measures as described above, (ii) a 40% weighting factor is assigned to regional performance, determined by comparison of regional portfolio operating income to budget, regional days outstanding in accounts receivable and the results of a regional tenant satisfaction survey, and (iii) a 20% weighting factor is assigned to a non-formula assessment of individual performance as gauged by performance appraisal results. For each class of executive employee, points will be assigned based on achievement of performance standards within each performance category, and points will be used to determine eligibility for threshold, target or maximum awards.

         In March 1998, the Compensation Committee assigned each executive officer a cash incentive award opportunity for 1998, expressed as a percentage of salary, based on the attainment of threshold, target and maximum performance levels. Depending on position, the low range was between 35% and 50% of salary, while the high range was between 70% and 100% of salary. In March, 1999, the Compensation Committee determined that the performance of the executive officers entitled them to cash incentive awards ranging from approximately 48.1% to 65.2% of salary.

         LONG TERM INCENTIVE PLAN. Previously, the long-term incentive plan consisted of two-thirds stock options under a stock option plan adopted by the Company and approved by the Shareholders in 1993, as amended and restated in 1998 (the "Stock Option Plan") and one-third restricted stock grants under a Restricted Stock Incentive Plan adopted by the Company and approved by the shareholders in 1995. The analysis of the Company's long-term incentive plan by FPL determined that option grants provide greater long-term performance and retention incentives to employees than restricted stock grants. Based on that analysis, the Board of Trustees decided in March 1998 to make stock option grants the sole component of the long-term incentive plan. Also based upon the FPL analysis of the long-term incentive plan, the Board of Trustees directed the Compensation Committee to set higher performance standards which will be more difficult to achieve, coupled with greater rewards if such standards are attained. The foregoing decisions, coupled with a determination by the Board to enlarge the class of employees eligible for stock options to all employees with more than one year of service, has resulted in a need for more options to be available for grant under the Stock Option Plan. The Board, therefore, has unanimously adopted the First Amendment to the Stock Option Plan which, when approved by the shareholders, will, among other things, increase the number of options available for grant under the Stock Option Plan.

         The new performance standards adopted by the Compensation Committee for the award of stock options replace the previous relatively subjective standards with objective standards, applicable to all employees participating in the Stock Option Plan, tied to material increases in shareholder value. Under the new standards, employee performance will be measured based upon rate of return goals established by the Company's independent trustees, with a 40% weighting factor assigned to total shareholder return and a 60% weighting factor assigned to FFO per share growth. For each of these factors, the Compensation Committee will annually establish threshold, target and maximum award opportunities for each employment position.

         Like cash awards, stock options are awarded in the first quarter of each year following completion of the annual audit, based on performance during the prior year. In March, 1999, the Board made stock option awards based upon attainment of the standards in 1998. Based on its evaluation of employees' attainment of these standards in 1998, the Compensation Committee awarded stock options under the Stock Option Plan for a total of 185,850 shares. No awards were made under the Restrictive Stock Plan in March, 1999.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         During 1998, the Company's Chief Executive Officer was paid a salary at the rate of $240,000 annum for the first six months and at the rate of $249,600 per annum for the last six months pursuant to an employment contract entered into in connection with the Company's initial public offering. The Compensation Committee did not participate in the setting of Mr. Gates' initial salary under the employment contract, but has approved subsequent annual increases, including a 4.0% increase effective July 1, 1998. As part of its engagement in October, 1997, FPL conducted a survey of the salaries paid by the Company to executive employees. Mr. Gates' current salary is approximately 91% of the median for the Company's industry reported in the survey, which is within the Company's salary objectives.

         In March 1998, the Compensation Committee assigned to Mr. Gates an incentive award opportunity for 1998, expressed as a percentage of salary, based on corporate and individual performance meeting or exceeding threshold, target or maximum levels. As indicated above, a 60% weighting factor was assigned to corporate performance determined by reference to FFO per share, success of the Company's processes and systems implementation, and the overall results of an independent tenant satisfaction survey conducted under the supervision of the Compensation Committee. A 40% weighting factor was assigned to individual performance, based on success in designing and implementing internal processes, systems and organizational development initiatives designed to maintain the highest levels of tenant satisfaction and the internal capacity and controls necessary to sustain continuing high levels of growth. On the basis of points awarded in each of these categories, the Compensation Committee in March, 1999 awarded Mr. Gates a cash bonus of $162,739, or 65.2% of salary.

         Also in March, 1999, the Compensation Committee, applying the performance standards for long-term incentives, approved an award of 47,250 stock options, representing an award slightly below the target level for shareholder return and award slightly above the target level for growth in FFO per share.


                                Nicholas C. Babson, Chairman
                                Alan D. Feld
                                John S. Gates, Jr.

         PERFORMANCE GRAPH

         The following graph compares the percentage change in cumulative total return on the Company's Common Stock for the period December 31, 1993 through December 31, 1998 with the percentage change in (a) the Standard & Poor's 500 index ("S&P") for the same period and (b) the Total Return Index for Equity REITs published by The National Association of Real Estate Investment Trusts ("NAREIT") for the same period. (The NAREIT index for Equity REITs, which is published monthly, is an index of approximately 173 REITs which includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the ownership of real property.) Cumulative total return includes reinvestment of dividends. The historical information set forth below is not necessarily indicative of future performance.

                                                CENTERPOINT PROPERTIES TRUST

                                                     [GRAPHIC OMITTED]



                           DECEMBER 31,       DECEMBER 31,        DECEMBER 31,       DECEMBER 31,       DECEMBER 31,    DECEMBER 31,
                               1993               1994                1995               1996               1997           1998
-------------------------  ---------------  -----------------  ------------------ ------------------ ------------------ ------------
CenterPoint Properties
Trust                          $100              $112.83            $144.37            $221.17            $250.05           253.21
                           ---------------  -----------------  ------------------ ------------------ ------------------ ------------
S&P 500 Index                   100               101.31             139.23             171.19             228.31           293.57
                           ---------------  -----------------  ------------------ ------------------ ------------------ ------------
NAREIT Equity Total             100               103.17             118.92             160.86             193.45           159.59
Return Index
-------------------------  ---------------  -----------------  ------------------ ------------------ ------------------ ------------



                              CERTAIN TRANSACTIONS

         TRANSACTIONS WITH MANAGEMENT AND OTHERS

         In June, 1996, the Company, through a partnership of which the Company is the general partner, exercised options to acquire three properties from entities in which Robert L. Stovall, a trustee of the Company, and Michael M. Mullen, an executive officer of the Company, have an interest. The aggregate purchase price for the properties was approximately $24.6 million, and the transactions satisfied the Company's investment criteria and were approved by the Company's independent trustees. In order to mitigate tax liabilities, Messrs. Stovall and Mullen continue to own a minority interest in the partnership owning two of the purchased properties.

         Since the initial public offering in December, 1993, the Company has also been managing the three properties described in the preceding paragraph and two additional properties owned by entities in which certain executive officers of the Company have an interest and which are not deemed suitable for acquisition by the Company. For its management services, the Company has been receiving an aggregate management fee equal to approximately 3% of gross rents from the three option properties, and approximately 2% and 1%, respectively, of gross rents from the two other properties.

                                  OTHER MATTERS

         The Board of Trustees knows of no matters which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

         The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Trustees, officers and employees of the Company may also solicit proxies on behalf of the Board of Trustees but will not receive any additional compensation therefor.

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 is being furnished to shareholders simultaneously with this Proxy Statement.

               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
            THEREFORE, ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN,
              DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE
                               ENCLOSED ENVELOPE.


                                         By order of the Board of Trustees,




                                         Paul S. Fisher
                                         SECRETARY

                                                                       EXHIBIT A

                                 FIRST AMENDMENT
                          CENTERPOINT PROPERTIES TRUST
                   1993 AMENDED AND RESTATED STOCK OPTION PLAN

The CenterPoint Properties 1993 Amended and Restated Stock Option Plan (the "Plan") is hereby amended as follows:

                                    ARTICLE 1

Section 5.3 is hereby amended in its entirety to henceforth read as follows:

        "5.3 FORMULA GRANTS FOR INDEPENDENT TRUSTEES. Notwithstanding any provision of this Plan to the contrary, each Independent Trustee other than the Chairman and Vice Chairman shall receive an Option for 5,000 shares, and the Chairman and Vice Chairman shall each receive an Option for 6,500 shares, with an Option Price equal to Fair Market Value at the time the Option is issued upon election to the Board and an Option for 5,000 shares, or, in case of the Chairman or Vice Chairman, 6,500 shares, with an Option Price equal to Fair Market Value at the time the Option is issued upon each re-election of such Independent Trustee to the Board. Independent Trustees shall not be eligible to receive any other options under the Plan."

                                    ARTICLE 2

This amendment is effective as of the date of adoption by the Board, subject to approval by the shareholders of CenterPoint Properties Trust.

                       CENTERPOINT PROPERTIES TRUST                       PROXY
                             1808 SWIFT DRIVE
                        OAK BROOK, ILLINOIS 60523

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                 CENTERPOINT PROPERTIES TRUST FOR THE
             ANNUAL MEETING OF SHAREHOLDERS ON MAY 20, 1999

     The undersigned hereby appoints Martin Barber, John S. Gates, Jr. and Paul S. Fisher, or any of them, jointly and severally, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the Company's Common Shares held in the undersigned's name and shares held by the agent in the Plan, hereafter described, subject to the voting direction of the undersigned at the Annual Meeting of Shareholders to be held at 1808 Swift Drive, Oak Brook, Illinois on Thursday, May 20, 1999, or any adjournment thereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting receipt of which is hereby acknowledged.

    ALL COMMON SHARES TO BE VOTED HEREBY BY THE UNDERSIGNED INCLUDE SHARES, IF ANY, HELD IN THE NAME OF THE AGENT, FOR THE BENEFIT OF THE UNDERSIGNED, IN THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN.

Comments/Change of Address:

-----------------------------------------------------         -----------
                                                              SEE REVERSE
-----------------------------------------------------             SIDE
                                                              -----------

-------------------------------------------------------------------------------
                                FOLD AND DETACH HERE

     Please mark your
/X/  votes as in this
     example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE TRUSTEE NOMINEES, FOR THE APPOINTMENT OF INDEPENDENT AUDITORS AND FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE 1993 AMENDED AND RESTATED STOCK OPTION PLAN.

------------------------------------------------------------------------------

                    FOR     WITHHELD        Trustee Nominees:

A. ELECTION OF                          Nicholas C. Babson  John S. Gates, Jr.
   TRUSTEES         / /        / /      Martin Barber       John J. Kinsella
                                        Norman R. Bobins    Michael M. Mullen
                                        Alan D. Feld        Thomas E. Robinson
                                        Paul S. Fisher      Robert L. Stovall

------------------------------------------------------------------------------

                          FOR     AGAINST   ABSTAIN
B. Appointment of         / /       / /       / /
   Pricewaterhouse
   Coopers LLP as
   Auditors

C. Approval of the First  / /       / /       / /
   Amendement to the
   Amended and Restated
   1993 Stock Option
   Plan.

----------------------------------------------------------------------------

SIGNATURE(S)
--------------------------------------------

DATE
--------------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.



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                           FOLD AND DETACH HERE